Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE REPORTS SECOND BEST QUARTER IN COMPANY HISTORY

CINCINNATI, OHIO February 4, 2022 (PRNewswire) — Meridian Bioscience, Inc. (NASDAQ: VIVO) today announced financial results for the first quarter ended December 31, 2021.

First Quarter Fiscal 2022 Highlights (Comparison to First Quarter Fiscal 2021):

•	Consolidated net revenues of $88.3 million, second best in company history with both segments ahead of expectations

•	Life Science segment delivered net revenues of $55.1 million

•	Diagnostics segment net revenues increased 10% year-over-year to $33.2 million

•	Launched first Lyo-Ready™ sample-specific master mix for saliva-based assays

•	Received FDA 510(k) clearance for Curian® Campy assay and Emergency Use Authorization for Revogene® SARS-CoV-2 assay

Jack Kenny, Chief Executive Officer, commented, “While disappointed that we are fighting yet another wave of COVID-19 infections across the globe, I am pleased to report that Meridian delivered an outstanding quarter. Continued strength in our Life Science segment, coupled with growing momentum in the Diagnostics segment, is a sign of the Company’s potential in fiscal 2022 and beyond.”

First Quarter Fiscal 2022 Results (Comparison to First Quarter Fiscal 2021)

Consolidated net revenues for the first quarter of fiscal 2022 were $88.3 million, only 5% below the record $92.9 million in last year’s first quarter. Diagnostics segment net revenues were up 10% year-over-year, while Life Science segment net revenues were down 12% relative to its nearly record quarter in the first quarter of fiscal 2021. Our Diagnostics segment experienced a 4% increase in net revenues from molecular products, and net revenues from non-molecular assay products increased 11% despite the impact of the LeadCare® product recall and the pausing of sales of that product in mid-August 2021. The Life Science segment experienced a dramatic shift in net revenues mix from molecular products (32% decrease) to immunological products (43% increase), driven by the demand for COVID-19 rapid antigen tests relative to molecular test demand experienced in fiscal 2021.

Reported consolidated operating income for the first quarter of fiscal 2022 was $20.3 million. Operating expenses included: (i) increased research and development spending in the Diagnostics segment, reflecting increased clinical trial spending and product development costs; (ii) increased selling and marketing costs in both the Diagnostics and Life Science segments, reflecting filling certain open positions and the easing of certain travel and meeting restrictions imposed during the prior year in connection with the COVID-19 pandemic; and (iii) increased general and administrative costs. On an adjusted basis, consolidated operating income was $20.6 million, a margin of 23%, ahead of expectations, but down from $36.9 million and a margin of 40% in the prior year (see non-GAAP financial measure reconciliation below). This year-over-year margin decrease was driven by revenue mix between segments and lower gross margins for both segments. Gross margin for the Diagnostics segment was negatively impacted by the lack of LeadCare® revenues due to the recall, and for the Life Science segment was negatively impacted by the product mix dynamics mentioned above.

Financial Condition

At December 31, 2021, cash and cash equivalents were $72.7 million and the Company had $150.0 million of available borrowing capacity under its $200.0 million commercial bank credit facility. The Company’s obligations under the facility totaled $50.0 million as of December 31, 2021.

Julie Smith, Senior Vice President, Controller and Principal Accounting Officer, commented, “The continued strong profitability and cash generation has put Meridian in a net cash position, further strengthening the Company’s ability to take advantage of investment opportunities.”

Raising Fiscal 2022 Guidance

The performance of both segments in the first quarter exceeded our expectations. Based on these results and current demand for Life Science segment reagents, we are raising our guidance for the full fiscal year.

FY2022 Net Revenues:

•	Consolidated $315.0 million to $330.0 million

•	Diagnostics segment $145.0 million to $150.0 million (unchanged)

•	Life Science segment $170.0 million to $180.0 million

FY2022 Adjusted Operating Margin: Consolidated 21% to 23%

FY2022 Adjusted Net Earnings Per Share on a Diluted Basis (“EPS”): $1.10 to $1.30 (44.5M shares)

The net revenues component of this guidance anticipates that our Life Science segment will continue to see strong demand for its reagents in the second quarter before infection rates decline and demand slows, as they did in 2021. Diagnostics segment guidance anticipates demand for the partner SARS-CoV-2 rapid antigen test, along with the first quarter outperformance, will offset any lost revenue from the delay in shipping the Revogene® SARS-CoV-2 assay. The consolidated adjusted operating margin and adjusted EPS reflect the additional net revenues and gross profit, and take into account the continued inflationary pressure on wages and other expenses, and the expected mix of Life Science segment molecular and immunological reagents.

This guidance reflects our current visibility into market conditions and customer order patterns for our products, and our current assumptions about the impact of the COVID-19 pandemic in the U.S. and around the globe.

Conference Call Information

Jack Kenny, Chief Executive Officer, and Julie Smith, Senior Vice President, Controller and Principal Accounting Officer, will host a conference call on Friday, February 4, 2022 beginning at 10:00 a.m. Eastern Time to discuss the first quarter financial results and answer questions. A presentation to accompany the quarterly financial results and related discussion will be made available within the Investor Relations section of the Company’s website, www.meridianbioscience.com, prior to the conference call.

The quarterly earnings call is once again also available via a live webcast, the link for which is located at investor.meridianbioscience.com or directly here. The webcast will provide the best experience for tuning into the call; however, if you are unable to join via the webcast, you may still participate by telephone from the U.S. by dialing (877) 407-0890, or from outside the U.S., by dialing (201) 389-0918, and enter the audience pass code 13726037. A replay of the conference call will be available by webcast for one year beginning at 1:00 p.m. Eastern Time on February 4, 2022 using the link provided at investor.meridianbioscience.com.

FIRST QUARTER FISCAL 2022 UNAUDITED OPERATING RESULTS

(In Thousands, Except per Share Data)

The following table sets forth the unaudited comparative results of Meridian on a U.S. generally accepted accounting principles (“GAAP”) basis for the first quarters of fiscal 2022 and fiscal 2021.

	Three Months Ended December 31,
	2021	2020
Net revenues	$88,341	$92,917
Cost of sales	39,182	31,369

Gross profit	49,159	61,548

Operating expenses
Research and development	6,194	5,651
Selling and marketing	7,741	7,021
General and administrative	14,660	11,938
Selected legal costs	281	1,227
Change in fair value of acquisition consideration	—	1,047

Total operating expenses	28,876	26,884

Operating income	20,283	34,664
Other income (expense), net	(532)	(416)

Earnings before income taxes	19,751	34,248
Income tax provision	4,411	7,469

Net earnings	$15,340	$26,779

Net earnings per basic common share	$0.35	$0.62
Basic common shares outstanding	43,439	43,098
Net earnings per diluted common share	$0.35	$0.61
Diluted common shares outstanding	44,028	43,779

Adjusted Financial Measures (in thousands, except per share data)

(see non-GAAP financial measure reconciliation below)

	Three Months Ended December 31,
	2021	2020
Adjusted operating income	$20,564	$36,938
Adjusted net earnings	15,551	28,486
Adjusted net earnings per diluted common share	$0.35	$0.65

Condensed Consolidated Balance Sheet Data (in thousands)

	December 31, 2021	September 30, 2021
Cash and cash equivalents	$72,729	$49,771
Working capital	153,707	145,650
Long-term debt	50,000	60,000
Shareholders’ equity	345,219	328,302
Total assets	458,640	449,722

Segment Data

The following table sets forth the unaudited net revenues and segment data for the first quarter in fiscal 2022 and fiscal 2021 (in thousands).

	Three Months Ended December 31,
	2021	2020
Net Revenues - By Product Platform/Type
Diagnostics
Molecular assays	$4,752	$4,590
Non-molecular assays	28,452	25,731

Total Diagnostics	33,204	30,321

Life Science
Molecular reagents	31,488	46,029
Immunological reagents	23,649	16,567

Total Life Science	55,137	62,596

Total Net Revenues	$88,341	$92,917

	Three Months Ended December 31,
	2021	2020
Net Revenues - By Disease State/Geography
Diagnostics
Gastrointestinal assays	$21,619	$15,452
Respiratory illness assays	6,380	4,806
Blood chemistry assays	78	4,394
Other	5,127	5,669

Total Diagnostics	33,204	30,321

Life Science
Americas	8,137	18,755
EMEA	28,648	32,311
ROW	18,352	11,530

Total Life Science	55,137	62,596

Total Net Revenues	$88,341	$92,917

OPERATING (LOSS) INCOME
Diagnostics	$(2,612)	$(1,182)
Life Science	26,517	39,797
Corporate	(3,637)	(3,963)
Eliminations	15	12

Total Operating Income	$20,283	$34,664

Geographic Regions Americas = North and Latin America EMEA = Europe, Middle East and Africa ROW = Rest of World

NON-GAAP FINANCIAL MEASURES

In this press release, we have supplemented our reported GAAP financial information with information on operating expenses, operating income, operating margin, net earnings, basic net earnings per share and diluted net earnings per share, each on an adjusted basis excluding the effects of changes in fair value of acquisition consideration and selected legal costs, each of which is a non-GAAP measure. We have provided in the tables below reconciliations to the operating expenses, operating income, net earnings, basic net earnings per share and diluted net earnings per share amounts reported under GAAP for the three months ended December 31, 2021 and 2020.

We believe this information is useful to an investor in evaluating our performance because:

1.	These measures help investors to more meaningfully evaluate and compare the results of operations from period to period by removing the impacts of these non-routine items; and

2.

These measures are used by our management for various purposes, including evaluating performance against incentive bonus achievement targets, comparing performance from period to period in presentations to our board of directors, and as a basis for strategic planning and forecasting.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures.

FIRST QUARTER

GAAP TO NON-GAAP RECONCILIATION TABLES

(In Thousands, Except per Share Data)

	Three Months Ended December 31,
	2021	2020
Operating Expenses -
GAAP basis	$28,876	$26,884
Selected legal costs	(281)	(1,227)
Change in fair value of acquisition consideration	—	(1,047)

Adjusted Operating Expenses	$28,595	$24,610

Operating Income -
GAAP basis	$20,283	$34,664
Selected legal costs	281	1,227
Change in fair value of acquisition consideration	—	1,047

Adjusted Operating Income	$20,564	$36,938

Net Earnings -
GAAP basis	$15,340	$26,779
Selected legal costs *	211	921
Change in fair value of acquisition consideration *	—	786

Adjusted Net Earnings	$15,551	$28,486

Basic Net Earnings per Common Share -
GAAP basis	$0.35	$0.62
Selected legal costs	—	0.02
Change in fair value of acquisition consideration	—	0.02

Adjusted Basic EPS **	$0.36	$0.66

	Three Months Ended December 31,
	2021	2020
Diluted Net Earnings per Common Share -
GAAP basis	$0.35	$0.61
Selected legal costs	—	0.02
Change in fair value of acquisition consideration	—	0.02

Adjusted Diluted EPS	$0.35	$0.65

*	Net of tax, as applicable.
**	Three months ended December 31, 2021 does not sum to total due to rounding.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can”, “guidance” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian Bioscience, Inc. (“Meridian” or “the Company”) expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted net earnings, sales, product demand, net revenues, operating margin, other guidance and the impact of COVID-19 on its business and prospects, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which the Company’s customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process (including the FDA actions regarding the Company’s LeadCare products). The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and that the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of future goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of any modification or repeal of any of the provisions of current U.S. healthcare legislation that might be initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and net revenues. The Company can make no assurances that a material weakness in its internal control over financial reporting will not be identified in the future, which if identified and not properly corrected, could materially and adversely affect its operations and result in material misstatements in its consolidated financial statements. Meridian also is subject to risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as COVID-19, including, without limitation, related supply chain interruptions. In addition to the factors described in this paragraph, as well as those factors identified from time to time in the Company’s filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of the Company’s most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on the Company’s forward-looking statements.

Revogene® SARS-CoV-2 assay disclaimer

The Revogene® SARS-CoV-2 assay has not been FDA cleared or approved but has been authorized for emergency use by FDA under an EUA for use by authorized laboratories. This product has been authorized only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens. The emergency use of this product is only authorized for the duration of the declaration that circumstances exist justifying the authorization of emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 360bbb-3 (b)(1), unless the declaration is terminated, or authorization is revoked sooner.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

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